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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT



                Date of Report (Date of earliest event reported).
                                  July 16, 1996



             INTEGRATED RESOURCES AMERICAN LEASING INVESTORS VII-C,
                        A California Limited Partnership
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             (Exact name of registrant as specified in its charter)



California                          0-14462                      13-3244534
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(State or other jurisdiction        Commission                   I.R.S. Employer
of incorporation)                   File Number                  I.D. Number


                   411 West Putnam Avenue, Greenwich, CT 06830
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               (Address of principal executive offices) (Zip Code)



Registrant's Telephone Number
including area code: (203) 862-7000


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ITEM 2.  Acquisition or Disposition of Assets

Registrant owned a Boeing 727-214 aircraft (the "Aircraft") which was leased to USAir, Inc. ("USAir") pursuant to a lease agreement (the "Lease") which was scheduled to expire by its terms on January 2, 1997. In October of 1995, USAir fully repaid the nonrecourse debt associated with Registrant's acquisition of the Aircraft by prepaying all remaining fixed rentals due under the Lease. On July 16, 1996, Registrant sold the Aircraft to an unrelated third party for sale proceeds of approximately $2,950,000 less selling expenses of approximately $357,500. Concurrently with the sale, Registrant and USAir terminated the Lease. In addition, Registrant retained and recognized as income approximately $441,600 representing the outstanding balance of the October 1995 Lease prepayment. At the time of sale, such Aircraft had a net carrying value of approximately $3,034,600.

Registrant has now completed the disposition of its remaining assets. ALI Equipment Management Corp., the Managing General Partner of Registrant, will prepare a final accounting of Registrant's assets and liabilities and will commence the dissolution and termination of Registrant and make a final distribution to partners.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              Integrated Resources
                                              American Leasing Investors VII-C,
                                              a California Limited Partnership
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                                     By:      ALI Equipment Management Corp.
                                              Managing General Partner


                                     /s/      Douglas J. Lambert
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                                              Douglas J. Lambert
                                              President (Principal Executive and
                                                   Financial Officer)








Date: July 29, 1996